EXHIBIT 99.1

TOMPKINS TRUSTCO, INC.


                                             For additional information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                       (607) 273-3210, ext. 2100
                                                   or James W. Fulmer, President
                                                        (716) 493-2570, ext. 246

FOR IMMEDIATE RELEASE

January 4, 2001



TOMPKINS TRUSTCO, INC. COMPLETES ACQUISITION OF INSURANCE AGENCIES

                Tompkins Trustco, Inc. is the holding company for
                         Tompkins County Trust Company,
               The Bank of Castile and The Mahopac National Bank

      ITHACA, NY - Tompkins Trustco, Inc. ("TMP" - American Stock Exchange) Tompkins Trustco, Inc. announced today that it has completed the previously announced acquisition of Austin, Hardie, Wise, Agency, Inc. and Ernest Townsend & Son, Inc., effective January 1, 2001. The combined agency will operate as a separate subsidiary of Tompkins Trustco, Inc. James R. Hardie will serve as President and Chief Executive Officer of the combined agency, which will continue to operate out of the six existing Western New York offices located in Attica, Warsaw, Alden, LeRoy, Batavia and Caledonia.

      Tompkins Trustco, Inc. headquartered in Ithaca, is the parent company for Tompkins County Trust Company, The Bank of Castile and The Mahopac National Bank.

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